As filed with the Securities and Exchange Commission on July 6, 2017

Registration No. 333-216710

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4)

UNDER

THE SECURITIES ACT OF 1933

FIRST BUSEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	37-1078406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 W. University Avenue

Champaign, Illinois  61820

(217) 365-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Van A. Dukeman

President and Chief Executive Officer

First Busey Corporation

100 W. University Avenue

Champaign, Illinois  61820

(217) 365-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Fleetwood

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, $0.001 par value per share	443,619	$29.24	$12,971,419.56	$1,016.67

(1)    The estimated maximum number of shares of First Busey Corporation (“First Busey”) issuable in the future pursuant to the First Community Financial Partners, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) to legacy employees of First Community Financial Partners, Inc. (“First Community”) and its subsidiaries and upon the exercise of currently outstanding equity awards under the 2016 Plan and the First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan held by former employees of First Community and its subsidiaries, which merged with and into First Busey effective July 2, 2017, pursuant to the Agreement and Plan of Merger, dated as of February 6, 2017, by and between First Busey and First Community.  Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)    Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of $29.24, the average of the high and low prices of First Busey’s common stock as reported on the NASDAQ Global Select Market on June 28, 2017.

(3)    Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f) and 457(c) under the Securities Act, based on a rate of $115.90 per $1,000,000 of the proposed maximum aggregate offering price.

(4)    This Post-Effective Amendment No. 1 covers 143,619 shares of First Busey’s common stock that were originally registered on First Busey’s Registration Statement on Form S-4 (Registration No. 333-209066), as amended (the “Form S-4”). All filing fees payable in connection with such shares were previously paid in connection with the filing of the Form S-4 with the Securities and Exchange Commission.  Accordingly, the “Amount of Registration Fee” above reflects no fee being due for such shares.

*     *     *

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANTORY NOTE

First Busey Corporation (and its consolidated subsidiaries, collectively, unless the context requires otherwise, herein referred to as “First Busey”, the “Company,” “we,” “us” or “our”) hereby amends its Registration Statement on Form S-4 (No. 333-216710) (the “Form S-4”) by filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-3 (the “Form S-3”) containing an updated prospectus relating to the offer and sale of 443,619 shares of our common stock issuable in the future pursuant to the First Community Financial Partners, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) to legacy employees of First Community and its subsidiaries and upon the exercise of currently outstanding equity awards under the 2016 Plan and the First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) held by former employees of First Community Financial Partners, Inc. (“First Community”) and its subsidiaries, which merged with and into First Busey effective July 2, 2017, pursuant to the Agreement and Plan of Merger, dated as of February 6, 2017, by and between First Busey and First Community.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this Form S-3, including the risk factors incorporated by reference from First Busey’s Annual Report on Form 10-K for the year ended December 31, 2016, under the section entitled “Item 1A. Risk Factors,” as the same may be updated from time to time by our future filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You should also refer to other information contained or incorporated by reference in this Form S-3, including our financial statements and the related notes incorporated by reference herein.  Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

FIRST BUSEY CORPORATION

First Busey, a Nevada corporation, is a $5.4 billion financial holding company, as of March 31, 2017, which was originally organized as a bank holding company in 1980. First Busey has one wholly-owned bank subsidiary, Busey Bank, an Illinois-chartered commercial bank headquartered in Champaign, Illinois (the “Bank”), that was organized in 1868.

First Busey conducts the business of banking and related services through the Bank, asset management, brokerage and fiduciary services through Busey Wealth Management, Inc. (“Busey Wealth Management”) and Trevett Capital Partners (“Trevett”) and retail payment processing through FirsTech, Inc. (“FirsTech”). On July 2, 2017, First Busey acquired First Community, an Illinois corporation, which was headquartered in Joliet, Illinois. First Busey will operate First Community Financial Bank, the wholly owned subsidiary of First Community, as a separate banking subsidiary until such time as it is merged with and into the Bank. Through this acquisition, First Busey offers a full line of quality retail and commercial banking products through nine full-service branch offices in the southwest Chicago suburbs.  In total, First Busey has 37 banking centers in Illinois, 13 in Missouri, five in southwest Florida and one in Indianapolis, Indiana. The Bank also offers mortgage loan products through loan production offices in the St. Louis, Kansas City, Chicago, and Omaha-Council Bluffs metropolitan areas and other locations across the Midwest.

The Bank offers a full range of diversified financial products and services for consumers and businesses, including innovative online and mobile banking capabilities to conveniently serve its customers’ needs. Services include commercial, agricultural and real estate loans, and retail banking services, including home equity lines of credit, residential real estate and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, and IRA and other fiduciary services through our branch, ATM and technology-based networks. In addition, our professional farm management and brokerage services are entrusted to care and maximize value for landowners of prime farmland in Illinois.

The Bank’s principal sources of income are interest and fees on loans and investments and service fees. Its principal expenses are interest paid on deposits and general operating expenses. First Busey’s primary markets are downstate Illinois, the southern Chicago suburbs, the St. Louis, Missouri metropolitan area, southwest Florida, and central Indiana.

Trevett, operating as a division of the Bank, is a private wealth management boutique created to serve clientele in southwest Florida through a highly tenured team of sophisticated wealth management professionals. Trevett builds upon our established presence in Florida and the broad capabilities of our existing wealth management operation to provide concierge service and tailored solutions for the accumulation and preservation of capital and generational legacies.

Busey Wealth Management, which is headquartered in Champaign, Illinois, provides asset management, investment and fiduciary services to individuals, businesses and foundations through its subsidiary, Busey Trust Company. As of March 31, 2017, Busey Trust Company had approximately $5.5 billion in assets under care. For individuals, Busey Trust Company provides investment management, trust and estate advisory services and financial planning. For businesses, it provides investment management, business succession planning and employee retirement plan services. For foundations, Busey Trust Company provides investment management, investment strategy consulting and fiduciary services.

Brokerage-related services are offered by Busey Investment Services, a division of Busey Trust Company, through a third-party arrangement with Raymond James Financial Services.

FirsTech, which has offices in Decatur, Illinois and Clayton, Missouri, offers the following pay processing solutions: walk-in payment processing for payments delivered by customers to retail pay agents; online bill payment solutions for payments made by customers on a billing company’s website; customer service payments for payments accepted over the telephone; direct debit services; electronic concentration of payments delivered by the Automated Clearing House network; money management software and credit card networks; and lockbox remittance processing of payments delivered by mail. FirsTech had approximately 3,000 agent locations in 36 states as of March 31, 2017.

First Busey Corporation also has various other subsidiaries that are not significant to the consolidated entity.

As of March 31, 2017, First Busey had total assets of $5.4 billion, total gross loans, including loans held for sale, of $4.0 billion, total deposits of $4.5 billion and total stockholders’ equity of $602 million.

Our principal executive office is located at 100 W. University Ave., Champaign, Illinois 61820 and our telephone number is (217) 365-4500. Our common stock is traded on The NASDAQ Global Select Market under the symbol “BUSE.”

We maintain an Internet website at www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this Form S-3.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this Form S-3.  See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this Form S-3.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock covered by this Form S-3 other than proceeds from the exercise of options whose underlying shares of common stock are covered by this Form S-3. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised.

PLAN OF DISTRIBUTION

We are registering 443,619 shares of our common stock issuable in the future pursuant to the 2016 Plan to legacy employees of First Community and its subsidiaries and upon the exercise of currently outstanding equity awards under the 2016 Plan and the 2008 Plan held by former employees of First Community and its subsidiaries.

Pursuant to the terms of the applicable options, shares of our common stock will be issued to those option holders who elect to exercise and provide payment of the exercise price. We do not know if or when the options will be exercised. We also do not know whether any of the shares of common stock acquired upon exercise of any options will subsequently be resold.

Pursuant to the terms of the 2016 Plan, we may grant awards with respect to First Busey common stock to legacy employees, directors and service providers of First Community or its subsidiaries, including but not limited to non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and restricted stock units. We do not know if or when such awards will be granted or will be exercised or settled. We also do not know whether any of the shares of common stock acquired upon exercise or settlement of such awards will subsequently be resold.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. A number of factors, many of which are beyond the ability of First Busey to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following:

•                  the strength of the local, national and international economy;

•                  changes in state and federal laws, regulations and governmental policies concerning First Busey’s general business;

•                  changes in interest rates and prepayment rates of First Busey’s assets;

•                  increased competition in the financial services sector and the inability to attract new customers;

•                  changes in technology and the ability to develop and maintain secure and reliable electronic systems;

•                  the loss of key executives or employees;

•                  changes in consumer spending;

•                  unexpected results of acquisitions (including the acquisitions of Pulaski Financial Corp. and First Community and the planned acquisition of Mid Illinois Bancorp, Inc.), which may include a failure to realize the anticipated benefits of an acquisition, the possibility that the transaction costs may be greater than anticipated, and the possible termination of the merger agreement with Mid Illinois Bancorp, Inc. causing the acquisition not to be completed;

•                  unexpected outcomes of existing or new litigation involving First Busey;

•                  the economic impact of any future terrorist threats or attacks;

•                  the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards;

•                  changes in accounting policies and practices; and

•                  other factors and risks described under “Risk Factors” herein or in First Busey’s Annual Report on Form 10-K for the year ended December 31, 2016, and otherwise set forth in First Busey’s SEC reports and filings.

Additionally, all statements in this registration statement, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or any future event. First Busey’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. In addition, there are other factors that may impact any public company, including First Busey, which could have a material adverse effect on the operations and future prospects of First Busey and its subsidiaries. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this Form S-3 the information we file with the SEC.  This permits us to disclose important information to you by referring to these separately filed documents.  The information incorporated by reference is an important part of this Form S-3, and the information we file subsequently with the SEC will automatically update the information in this Form S-3.  This historical and future information that is incorporated by reference in this Form S-3 is considered to be part of this Form S-3 and can be obtained at the locations described above under the heading “Where You Can Find Additional Information.”  The information included elsewhere in this Form S-3 and the following documents incorporated by reference in this Form S-3 is considered to be part of this Form S-3:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 13, 2017 that are incorporated therein;

•                  our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 9, 2017;

•                  our Current Reports on Form 8-K filed with the SEC on January 17, 2017,  February 6, 2017, March 13, 2017, April 11, 2017, May 24, 2017, May 25, 2017, June 21, 2017 and July 3, 2017;

•                  the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form S-3, filed with the SEC on October 17, 2014 and declared effective on October 24, 2014, and all amendments or reports filed for the purpose of updating such description; and

•                  any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document prior to the termination of the offering of the securities covered by this Form S-3, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

Any statement contained in this Form S-3 or in a document incorporated or deemed to be incorporated by reference into this Form S-3 shall be deemed to be modified or superseded for purposes of this Form S-3 to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this Form S-3 modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-3.

We will provide you with a copy of any information that we incorporate by reference into this Form S-3 or the registration statement that contains this Form S-3, at no cost, by writing or calling us.  Requests for such materials should be directed to:

First Busey Corporation

Attention: Corporate Secretary

100 W. University Ave.

Champaign, Illinois 61820

Telephone number: (217) 365-4544

LEGAL MATTERS

Unless otherwise indicated, certain legal matters in connection with any offering of common stock made by this Form S-3 will be passed upon for us by our special counsel in the State of Nevada, Lewis and Roca LLP.

EXPERTS

The consolidated financial statements of First Busey Corporation and subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated in this Form S-3 by reference from the First Busey Corporation Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this Form S-3 in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered.  We will pay all of these expenses.

Approximate Amount
SEC Registration Fee	$1,017
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	5,000
Miscellaneous	2,000
Total	$13,017

Item 15.  Indemnification of Directors and Officers.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes, or the “NRS”, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the NRS further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Section 78.751 of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the NRS further provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the NRS empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the authority to indemnify such person against such liabilities under Section 78.7502.

Article Tenth of First Busey’s amended and restated articles of incorporation, as amended, provides that no director or officer shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for: (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of Section 78.300 of the NRS.

Article Thirteenth of the amended and restated articles of incorporation, as amended, provides that we shall, to the fullest extent permitted by Section 78.751 of the NRS, as the same may be amended or supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under Section 78.751 of the NRS from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 78.751, and the indemnification provided for shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this or such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

First Busey’s amended and restated by-laws provide further that we shall have the power to indemnify and hold harmless any person, subject to the limits of applicable federal law and regulation and to the fullest extent permissible under the NRS, who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative of, is or was a director or officer or is or was serving at our request or for our benefit as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. The board of directors of First Busey may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise.

Additionally, First Busey has purchased director and officer liability insurance.

Item 16. Exhibits.

Exhibit Number	Description

3.1

Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv) the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015 (filed as Exhibit 3.1 to First Busey’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 6, 2015 (Commission File No. 0-15950), and incorporated herein by reference).

3.2

First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey’s Form 8-K dated November 18, 2008, filed with the Commission on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

4.1

Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey’s Form 8-K dated March 4, 2009, filed with the Commission on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1	Opinion of Lewis & Roca LLP (including consent).

23.1	Consent of RSM US LLP.

23.2	Consent of Lewis & Roca LLP (included in Exhibit 5.1).

24.1	Power of attorney (previously filed).

Item 17. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on July 6, 2017.

FIRST BUSEY CORPORATION

By:	/s/ Van A. Dukeman
Van A. Dukeman
President and Chief Executive Officer

By:	/s/ Robin N. Elliott
Robin N. Elliott
Chief Operating Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Van A. Dukeman	Director; President and Chief Executive Officer (principal executive officer)	July 6, 2017
Van A. Dukeman

/s/ Robin N. Elliott	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)	July 6, 2017
Robin N. Elliott

/s/ Susan K. Miller	Executive Vice President, Deputy Chief Financial Officer and Chief Accounting Officer (principal accounting officer)	July 6, 2017
Susan K. Miller

*	Chairman	July 6, 2017
Gregory B. Lykins

*	Director	July 6, 2017
Joseph M. Ambrose

*	Director	July 6, 2017
Stanley J. Bradshaw

*	Director	July 6, 2017
David J. Downey

*
Stephen V. King	Director	July 6, 2017

*	Director	July 6, 2017
E. Phillips Knox

*	Director	July 6, 2017
V.B. Leister, Jr.

*		Director	July 6, 2017
August C. Meyer, Jr.

*		Director	July 6, 2017
George T. Shapland

*		Director	July 6, 2017
Thomas G. Sloan

*		Director	July 6, 2017
Jon D. Stewart

*		Director	July 6, 2017
Phyllis M. Wise

* By:	/s/ Robin N. Elliott

Name: Robin N. Elliott
Title: Attorney-in-fact
Date: July 6, 2017

EXHIBIT INDEX

Exhibit Number	Description

3.1

Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv)  the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015 (filed as Exhibit 3.1 to First Busey’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 6, 2015 (Commission File No. 0-15950), and incorporated herein by reference).

3.2

First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey’s Form 8-K dated November 18, 2008, filed with the Commission on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

4.1

Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey’s Form 8-K dated March 4, 2009, filed with the Commission on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1	Opinion of Lewis & Roca LLP (including consent).

23.1	Consent RSM US LLP.

23.2	Consent of Lewis & Roca LLP (included in Exhibit 5.1).

24.1	Power of attorney (previously filed).